CUSIP No. 893641100	Page 16 of 17

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this amendment to Schedule 13D/A to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this amendment to Schedule 13D/A jointly on behalf of each such party.

The execution and filing of this agreement shall not be construed as an admission that the below-named parties are a group, or have agreed to act as a group.

DATED:  January 26, 2012

BERKSHIRE FUND VII, L.P.
By:	Seventh Berkshire Associates LLC, its General Partner
By:	/s/ Sharlyn C. Heslam
Name: Sharlyn C. Heslam Title: Managing Director
BERKSHIRE FUND VII-A, L.P.
By:	Seventh Berkshire Associates LLC, its General Partner
By:	/s/ Sharlyn C. Heslam
Name: Sharlyn C. Heslam Title: Managing Director
BERKSHIRE INVESTORS LLC
By:	/s/ Sharlyn C. Heslam
Name: Sharlyn C. Heslam Title: Managing Director
BERKSHIRE INVESTORS III LLC
By:	/s/ Sharlyn C. Heslam
Name: Sharlyn C. Heslam Title: Managing Director
STOCKBRIDGE FUND, L.P.
By:	Stockbridge Associates LLC, its General Partner
By:	/s/ Sharlyn C. Heslam
Name: Sharlyn C. Heslam Title: Managing Director

CUSIP No. 893641100	Page 17 of 17

STOCKBRIDGE PARTNERS LLC
By:	Berkshire Partners LLC, its sole Managing Member
By:	/s/ Sharlyn C. Heslam
Name: Sharlyn C. Heslam Title: Managing Director
STOCKBRIDGE FUND M, L.P.
By:	Stockbridge Associates LLC, its General Partner
By:	/s/ Sharlyn C. Heslam
Name: Sharlyn C. Heslam Title: Managing Director
STOCKBRIDGE ABSOLUTE RETURN FUND, L.P.
By:	Stockbridge Associates LLC, its General Partner
By:	/s/ Sharlyn C. Heslam
Name: Sharlyn C. Heslam Title: Managing Director
STOCKBRIDGE MASTER FUND (OS), L.P.
By:	Stockbridge Associates LLC, its General Partner
By:	/s/ Sharlyn C. Heslam
Name: Sharlyn C. Heslam Title: Managing Director